                                                           Exhibit No. EX-99.n.3

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)

WHEREAS,  Gartmore Mutual Funds, a Delaware statutory trust (the "Trust"), is an open-end  management  investment company registered under the Investment Company
Act of 1940, as amended (the "1940 Act");

WHEREAS, the following have been designated as the series and classes of the Trust:

                  Series                                                          Classes

Gartmore Mid Cap Growth Leaders Fund                   A, B, C, D, R, Institutional, Institutional Service
Gartmore Growth Fund                                   A, B, C, D, R, Institutional, Institutional Service
Gartmore Nationwide Fund                               A, B, C, D, R, Institutional, Institutional Service
     (formerly Gartmore Total Return Fund)
Gartmore Bond Fund                                                      A, B, C, D, R, X, Y, Institutional
     (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund                                              A, B, C, D, X, Y, Institutional
     (formerly Nationwide Tax-Free Income Fund)
Gartmore Government Bond Fund                                           A, B, C, D, R, X, Y, Institutional
     (formerly Nationwide Government Bond Fund)
Gartmore Money Market Fund                                                   Prime, Service, Institutional
     (formerly Nationwide Money Market Fund)
Gartmore S&P 500 Index Fund                                     A, B, C, R, Service, Institutional Service
     (formerly Nationwide S&P 500 Index Fund)                                    Local Fund, Institutional
Gartmore Small Cap Fund                                   A, B, C, R, Institutional, Institutional Service
     (formerly Nationwide Small Cap Fund)
Gartmore Large Cap Value Fund                             A, B, C, R, Institutional, Institutional Service
     (formerly Nationwide Large Cap Value Fund)
Gartmore Short Duration Bond Fund                                        A, Service, C, IRA, Institutional
     (formerly Nationwide Morley Capital Accumulation
     Fund and Gartmore Morley Capital
     Accumulation Fund)
Gartmore U.S Growth Leaders Fund                          A, B, C, R, Institutional, Institutional Service
     (formerly Gartmore Growth 20 Fund)
Gartmore Nationwide Leaders Fund                          A, B, C, R, Institutional, Institutional Service
     (formerly Gartmore U.S. Leaders Fund)
Gartmore High Yield Bond Fund                             A, B, C, R, Institutional, Institutional Service
     (formerly Nationwide High Yield Bond Fund)
Gartmore Value Opportunities Fund                         A, B, C, R, Institutional, Institutional Service
Gartmore Enhanced Income Fund                                   A, R, Institutional, Institutional Service
     (formerly Gartmore Morley Enhanced
dex Fund
Gartmore Small Cap Index Fund                                                    A, B, C, R, Institutional
     (formerly Nationwide Small Cap Index Fund)

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 2

Gartmore Mid Cap Market Index Fund                                               A, B, C, R, Institutional
     (formerly Nationwide Mid Cap Market Index Fund)
Gartmore International Index Fund                                                A, B, C, R, Institutional
     (formerly Nationwide International Index Fund)
Gartmore Bond Index Fund                                                         A, B, C, R, Institutional
     (formerly Nationwide Bond Index Fund)
Gartmore Investor Destinations Aggressive Fund                          A, B, C, R, Institutional, Service
     (formerly Nationwide Investor Destinations
     Aggressive Fund)
Gartmore Investor Destinations Moderately Aggressive
     Fund                                                               A, B, C, R, Institutional, Service
     (formerly Nationwide Investor Destinations
     Moderately Aggressive Fund*)
Gartmore Investor Destinations Moderate Fund                            A, B, C, R, Institutional, Service
     (formerly Nationwide Investor Destinations
     Moderate Fund)
Gartmore Investor Destinations Moderately
     Conservative Fund                                                  A, B, C, R, Institutional, Service
     (formerly Nationwide Investor Destinations
     Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund                        A, B, C, R, Institutional, Service
     (formerly Nationwide Investor Destinations
     Conservative Fund)
Gartmore Global Technology and Communications Fund        A, B, C, R, Institutional, Institutional Service
Gartmore Global Health Sciences Fund                      A, B, C, R, Institutional, Institutional Service
NorthPointe Small Cap Growth Fund                         A, B, C, R, Institutional, Institutional Service
NorthPointe Small Cap Value Fund                          A, B, C, R, Institutional, Institutional Service
Gartmore Emerging Markets Fund                            A, B, C, R, Institutional, Institutional Service
Gartmore International Growth Fund                        A, B, C, R, Institutional, Institutional Service
Gartmore Worldwide Leaders Fund                           A, B, C, R, Institutional, Institutional Service
     (formerly Gartmore Global Leaders Fund)
Gartmore Global Financial Services Fund                   A, B, C, R, Institutional, Institutional Service
Gartmore Global Utilities Fund                            A, B, C, R, Institutional, Institutional Service
Gartmore Micro Cap Equity Fund                            A, B, C, R, Institutional, Institutional Service
Gartmore Mid Cap Growth Fund                              A, B, C, R, Institutional, Institutional Service
Gartmore U.S. Growth Leaders Long-Short Fund              A, B, C, R, Institutional, Institutional Service
     (formerly Gartmore Long-Short Equity
     Plus Fund)

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 3

Gartmore Convertible Fund                                 A, B, C, R, Institutional, Institutional Service
Gartmore China Opportunities Fund                         A, B, C, R, Institutional, Institutional Service
Gartmore Global Natural Resources Fund                    A, B, C, R, Institutional, Institutional Service
Gartmore Optimal                                          A, B, C, R, Institutional, Institutional Service
     Allocations Fund:
     Aggressive (formerly Gartmore Actively
     Managed  Aggressive Asset Allocation Fund
Gartmore Optimal                                          A, B, C, R, Institutional, Institutional Service
     Allocations Fund:
     Moderately Aggressive (formerly Gartmore
     Actively Managed Moderately Aggressive
     Asset Allocation Fund
Gartmore Optimal                                          A, B, C, R, Institutional, Institutional Service
     Allocations Fund: Moderate (formerly
     Gartmore Actively Managed Moderate
     Asset Allocation Fund)
Gartmore Optimal                                          A, B, C, R, Institutional, Institutional Service
     Allocations Fund: Specialty (formerly
     Gartmore Actively Managed Specialty
     Asset Allocation Fund)
Gartmore Small Cap Leaders Fund                           A, B, C, R, Institutional, Institutional Service
Gartmore Hedged Core Equity Fund                          A, B, C, R, Institutional, Institutional Service
Gartmore Small Cap Growth Opportunities Fund              A, B, C, R, Institutional, Institutional Service
Gartmore Small Cap Value Fund                             A, B, C, R, Institutional, Institutional Service
Gartmore Small Cap Core Fund                              A, B, C, R, Institutional, Institutional Service
Gartmore Market Neutral Fund                              A, B, C, R, Institutional, Institutional Service

_______________________

WHEREAS, Gartmore Mutual Fund Capital Trust ("GMF") serves as investment adviser for each of the series (including the Gartmore  Emerging Markets Fund,  Gartmore
International  Growth Fund,  Gartmore  Worldwide  Leaders Fund,  Gartmore Global
Financial  Services Fund and Gartmore Global Utilities Fund,  effective upon the sale of  Gartmore  UK)  except for the  Gartmore  Short  Duration  Bond Fund and
Gartmore Enhanced Income Fund;

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 4

WHEREAS,  Gartmore Morley Capital Management,  Inc. serves as investment adviser for the Gartmore Short Duration Bond Fund and the Gartmore Enhanced Income Fund;

WHEREAS,  Gartmore Distribution  Services,  Inc. ("GDSI") serves as underwriter, and Gartmore SA Capital Trust serves as fund administrator for the series of the
Trust;

WHEREAS,  the Trust has adopted a  Distribution  Plan ("12b-1  Plan") under Rule
12b-1 of the 1940 Act providing for:

(1)  in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;

(2)  in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee;

(3)  in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of  average  net  assets of which  0.25% per  annum is  considered  a service fee (for the  Gartmore  Money  Market  Fund,  fees of not more than
     0.85%, of which 0.10% is considered a service fee);

(4)  in the case of the Service Class shares of the Gartmore Short Duration Bond
     Fund,  Gartmore Investor  Destinations  Aggressive Fund,  Gartmore Investor
     Destinations  Moderately  Aggressive Fund,  Gartmore Investor  Destinations
     Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund,
     Gartmore  Investor  Destinations  Conservative  Fund, fees of not more than
     0.25% per annum of average net assets;

(5)  in the case of the Service  Class shares of the Gartmore S&P 500 Index Fund and the Gartmore  Money Market Fund,  fees of not more than 0.15% per annum of average net assets;

(6)  in the case of the IRA Class ("IRA  Shares") of the Gartmore Short Duration
     Bond Fund, fees of not more than 0.25% per annum of average net assets;

(7)  in the case of Local Fund Shares of the Gartmore  S&P 500 Index Fund,  fees of not more than 0.07% per annum of average net assets; and

(8)  in the case of Class X shares  (formerly  Class B shares)  of the  Gartmore
     Bond,  Gartmore  Government  Bond and Gartmore  Tax-Free  Income Funds (the
     "Fixed Income Funds"), fees

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 5

     of not more than 0.85% per annum of average net  assets,  of which 0.10% is considered a service fee;

(9)  in the case of Class Y shares (formerly Class C shares) of the Fixed Income
     Funds,  fees of not more than 0.85% per annum of  average  net  assets,  of which 0.10% is considered a service fee; and

(10) in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% is considered a service fee.

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1)  in the case of Class A, Class D, Class R,  Institutional  Service Class and
     Service  Class  shares of the Funds and IRA  Shares of the  Gartmore  Short
     Duration  Bond Fund,  fees of not more than 0.25% per annum of average  net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust,  as described in its  prospectuses,  to offer eligible  investors the option of purchasing  shares of its series with the following  features (not all series offer each option):

(1)  with a  front-end  sales load  (which  can vary  among  series and which is subject to certain  reductions and waivers among groups of purchasers)  and providing for a 12b-1 fee, an administrative services fee and under certain
     circumstances,   a  contingent   deferred  sales  charge  ("CDSC")  may  be
     applicable  for  purchases  sold  without  a sales  charge  and for which a finder's fee is paid (the "Class A shares of the Funds");

(2)  without a  front-end  load,  but  subject  to a CDSC  (which can vary among series  and which may be subject to  certain  reductions  or waivers  among groups of  purchasers)  and providing for a 12b-1 fee but not providing for an administrative services fee (the "Class B shares of the Funds");

(3)  without a  front-end  load*  and  subject  to a CDSC  (each of which may be subject to certain reductions and waivers among groups of purchasers),  and providing for a 12b-1 fee but not providing for an administrative  services fee (the "Class C shares of the Funds");

(4)  with a front-end  load (which can vary among series and which is subject to certain  reductions and waivers among groups of  purchasers)  and providing for an administrative  services fee, but not providing for a 12b-1 fee (the
     "Class D shares of the Funds");

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 6

(5)  without a  front-end  load or CDSC,  but  providing  for an  administrative services fee (the "Institutional Service Class shares of the Funds");

(6)  without a  front-end  load or CDSC,  but  providing  for a 12b-1 fee and an administrative services fee (the "Service Class shares of the Funds (except the Gartmore Short Duration Bond Fund)");

(7)  without a front-end load or CDSC, 12b-1 fee, or administrative services fee
     (the  "Institutional  Class shares of the Funds (except the Gartmore  Short
     Duration Bond Fund)");

(8)  without a  front-end  load or a CDSC,  but  providing  for a 12b-1 fee,  an administrative  services  fee, and subject to a  redemption  fee in certain circumstances  (the  "Service  Class  shares and IRA shares of the Gartmore
     Short Duration Bond Fund");

(9)  without a  front-end  load or a CDSC,  but subject to a  redemption  fee in certain  circumstances  (the  "Institutional  Class  shares of the Gartmore
     Short Duration Bond Fund");

(10) with a  front-end  sales load (which is subject to certain  reductions  and waivers  among  groups of  purchasers)  and  providing  for a 12b-1 fee, an administrative  services fee and under certain circumstances,  a contingent deferred sales charge ("CDSC") may be applicable for purchases sold without a sales  charge  and for which a  finder's  fee is paid,  and  subject to a redemption  fee in  certain  circumstances  (the  "Class  A  shares  of the
     Gartmore Short Duration Bond Fund");

(11) without a front-end  load or CDSC or 12b-1 fee, but with an  administrative service fee (the "Prime Shares of the Money Market Fund");

(12) without a  front-end  load or a CDSC,  but  providing  for a 12b-1 fee (the
     "Local Fund shares of the Gartmore S&P 500 Index Fund");

(13) without a  front-end  load,  but  subject  to a CDSC  (which can vary among series  and  which  may be  subject  to  certain  waivers  among  groups of purchasers)  and providing for a lower 12b-1 fee than the Class B shares of a Fixed Income Fund (the "Class X shares of the Fixed Income Funds");

(14) without a  front-end  load*  and  subject  to a CDSC  (each of which may be subject to certain  reductions and waivers among groups of purchasers)  and providing for a lower 12b-1 fee

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 7

     than the Class C shares of a Fixed  Income Fund (the "Class Y shares of the
     Fixed Income Funds"); and

(15) without a  front-end  load or CDSC,  but  providing  for a 12b-1 fee and an administrative services fee (the "Class R shares of the Funds").

*    Change to remove front-end load is effective April 1, 2004.

WHEREAS,  redemption fees will be charged by all classes of the Gartmore Mid Cap
Growth Leaders Fund (formerly  Gartmore  Millenium Growth Fund),  Gartmore Value
Opportunities  Fund,  Gartmore  Worldwide  Leaders Fund,  Gartmore  U.S.  Growth
Leaders,  Gartmore Emerging Markets Fund,  Gartmore  International  Growth Fund,
Gartmore   Global  Health  Sciences  Fund,   Gartmore   Global   Technology  and
Communications  Fund, Gartmore Small Cap Fund, Gartmore Nationwide Leaders Fund,
Gartmore  Global  Financial  Services  Fund,  Gartmore  Global  Utilities  Fund,
Gartmore  Micro Cap Equity Fund,  Gartmore Mid Cap Growth  Fund,  Gartmore  U.S.
Growth Leaders Long-Short Fund,  Gartmore Growth Fund, Gartmore Nationwide Fund,
Gartmore  Large Cap Value Fund,  Gartmore  Government  Bond Fund,  Gartmore Bond
Fund, Gartmore Tax-Free Income Fund, Gartmore High Yield Bond Fund, Gartmore S&P
500 Index  Fund,  Gartmore  Mid Cap Index Fund,  Gartmore  Small Cap Index Fund,
Gartmore  International  Index Fund,  Gartmore Bond Index Fund,  Gartmore  China
Opportunities Fund, Gartmore Convertible Fund, Gartmore Global Natural Resources
Fund, Gartmore Hedged Core Equity Fund, Gartmore Small Cap Growth  Opportunities
Fund,  Gartmore Small Cap Value Fund,  Gartmore Small Cap Core Fund and Gartmore
Market  Neutral Fund.  These fees will be limited to a maximum of 2.00%,  or the limit  currently  required by the  Securities and Exchange  Commission,  and the
structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing  interests in the same portfolio  notwithstanding  Sections  18(f)(1) and 18(i) under the 1940 Act if, among other things,  such  investment  company adopts a written plan setting forth the separate  arrangements  and expense  allocation  of each class and any related conversion features or exchange privileges;

NOW, THEREFORE,  the Trust,  wishing to be governed by Rule 18f-3 under the 1940
Act, hereby adopts this Rule 18f-3 Plan as follows:

1.   Each  class of  shares of a series  will  represent  interests  in the same portfolio of investments  of such series of the Trust,  and be identical in all respects to each other class of that series, except as set forth below.
     The only  differences  among the various classes of shares of the series of the Trust will relate solely to (a) different  distribution  or service fee payments

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 8

     associated  with any Rule 12b-1 Plan for a  particular  class of shares and any other costs relating to  implementing  or amending such Plan (including obtaining  shareholder  approval  of such Plan or any  amendment  thereto), which will be borne solely by shareholders of such class; and (b) different administrative  service fees  associated with any  Administrative  Services
     Plan; (c) different Class Expenses,  which will be limited to the following expenses as  determined  by the Trustees to be  attributable  to a specific class of shares:  (i) transfer agency fees identified as being attributable to a  specific  class;  (ii)  printing  and  postage  expenses  related  to
     preparing  and   distributing   materials  such  as  shareholder   reports,
     prospectuses,  and proxy  statements to current  shareholders of a specific class;  (iii) Blue Sky notification  and/or filing fees incurred by a class of shares;  (iv) SEC registration fees incurred by a class; (v) expenses of
     administrative   personnel   and   services  as  required  to  support  the
     shareholders of a specific  class;  (vi) litigation or other legal expenses and audit or other accounting  expenses relating solely to one class; (vii)
     Trustee  fees or expenses  incurred  as a result of issues  relating to one class;  (viii)  shareholder  meeting costs that relate to a specific class;
     (ix) wrapper fees,  premiums and expenses related to wrapper agreements for the Gartmore  Short  Duration  Bond Fund and the Gartmore  Enhanced  Income
     Fund;  (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the  interests  of a Class  differ  from the  interests  of any other
     Class;  (e) conversion  features;  (f) exchange  privileges;  and (g) class names or designations. Any additional incremental expenses not specifically identified  above that are  subsequently  identified  and  determined to be properly  applied to one class of shares of a series of the Trust  shall be so applied  upon  approval  by a  majority  of the  Trustees  of the Trust, including a majority of the Trustees who are not interested  persons of the
     Trust.

2.   Under the  Multiple  Class  Distribution  System,  certain  expenses may be attributable to the Trust, but not to a particular series or class thereof.
     All such  expenses  will be allocated  among series based upon the relative aggregate net assets of such series.  Expenses that are  attributable  to a particular  series,  but not to a  particular  class  thereof,  and income, realized gains and losses,  and unrealized  appreciation  and  depreciation will be  allocated  to each class based on its net asset value  relative to the net  asset  value of the  series  if such  series  does  not pay  daily dividends  and if the series does pay daily  dividends  on the basis of the settled shares method (as described in Rule 18f-3(c)(iii).  Notwithstanding the foregoing,  the principal underwriter,  the investment adviser or other provider of services to the Trust may waive or reimburse  the expenses of a specific  class or classes to the extent  permitted  under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 9

     A class of shares  may be  permitted  to bear  expenses  that are  directly attributable to such class  including:  (a) any  distribution/service  fees associated  with any Rule 12b-1 Plan for a  particular  class and any other costs relating to implementing  or amending such Plan (including  obtaining shareholder  approval  of such  plan  or any  amendment  thereto);  (b) any administrative  services fees associated with any  administrative  services plan for a particular class and any other costs relating to implementing or amending such plan (including  obtaining  shareholder approval of such plan or any amendment  thereto)  attributable  to such class;  and (c) any Class
     Expenses determined by the Trustees to be attributable to such class.

3.   Class B shares and Class X shares  (former  Class B shares) of the  series, other  than  shares  purchased  through  reinvestment  of a  dividend  or a distribution  with  respect  to the  Class B  shares  or  Class  X  shares, respectively,  of the series, shall automatically convert to Class A shares of the same series on the date that is the first  business day of the month after  which  the  Class B  shares  or Class X shares  of the  series  were outstanding  for seven years.  Such  conversion will be on the basis of the relative net asset values of each class. After the conversion,  such shares will have all of the  characteristics  and  rights of Class A shares of the same series.  Shares purchased  through the reinvestment of a dividend or a distribution  with  respect  to the Class B shares or Class X shares of the series will be  converted  to Class A shares of the same series in the same proportion as the number of the shareholder's  Class B or Class X shares of the series  converting  to Class A shares of the same  series  bears to the shareholder's  total  Class B shares  or Class X shares of the  series  not acquired through dividends and distributions.

4.   To the extent  exchanges  are  permitted,  shares of any class of the Trust will be exchangeable with shares of the same class of another series of the
     Trust,  or with money  market fund shares of the Trust as  described in the applicable  prospectus.  With  respect to Class X and Class Y shares of the
     Fixed Income Funds,  exchanges  will be permitted  from Class X shares of a
     Fixed  Income  Fund into Class B shares of the other  series (to the extent otherwise  permitted)  and from Class Y shares of a Fixed  Income Fund into
     Class C shares of the other  series  (to the extent  otherwise  permitted).
     However,  there will be no  exchanges  from Class B shares of other  series into Class X shares of a Fixed  Income  Fund and no  exchange  from Class C shares  of  other  series  into  Class Y  shares  of a Fixed  Income  Fund.
     Exchanges  will comply with all  applicable  provisions of Rule 11a-3 under the 1940 Act.

5.   Dividends paid by a series of the Trust as to each class of its shares,  to the extent any dividends  are paid,  will be calculated in the same manner, at the same time, on the same day,

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 29, 2006)
                                     Page 10

     and will be in the same amount, except that any distribution/service  fees, administrative  services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

6.   Any distribution  arrangement of the Trust, including distribution fees and front-end  and deferred  sales loads,  will comply with Section 2830 of the
     Conduct Rules of the National Association of Securities Dealers, Inc.

7.   The initial  adoption of, and all material  amendments,  to this 18f-3 Plan must be approved  by a majority  of the  members of the  Trust's  Trustees, including a majority of the Board members who are not interested persons of the Trust.

8.   Prior to the initial  adoption  of, and any  material  amendments  to, this
     18f-3 Plan,  the Trust's  Trustees  shall  request  and  evaluate,  and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the
     18f-3 Plan.